OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, for which Wells Fargo Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub- Servicer, (as reflected on Schedule I hereto) (each a “Sub-Servicing Agreement”), the undersigned, Ronald Steffenino, Vice Chairman, Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.    A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and

2.    To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC dba Newmark	Dated: February 22, 2022

/s/ Ronald Steffenino

Ronald Steffenino
Vice Chairman

8 Spring House Innovation Park
NEWMARK(logo)	Suite 200
Lower Gwynedd, PA 19002
nmrk.com

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Well Fargo NA

CFCRE 2016-C3	CFCRE 2016-C4
CFCRE 2018-C2	UBS 2017-C4
UBS 2017-C6	COMM 2014-CCRE20
GS 2015-GC28	COMM 2015-CCRE24
COMM 2015-CCRE26	GS 2015-GC34
COMM 2015-LC23	Citigroup 2016-C1
SG 2016-C5	CFCRE 2016-C6
CFCRE 2017-C8	UBS 2018-C10
CFCRE 2018-C6	BBCMS 2018-C2

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Limited Primary Sub-Servicer for Wells Fargo NA

COMM 2012-CCRE2	COMM 2012-CCRE3
COMM 2012-CCRE4	COMM 2013-CCRE6
COMM 2013-CCRE10	COMM 2013-CCRE12
COMM 2013-CCRE13	COMM 2014-CCRE14
DB CCRE 2014-ARCP	GSMS 2014-GC18
CGMCT 2014-GC19	CGMCT 2014-GC21
GS 2015-GC28	COMM 2015-CCRE22
COMM 2014-LC17	COMM 2014-CCRE20
GSMS 2014-GC22	COMM 2014-UBS5
GSMS 2014-GC26	COMM 2015-CCRE24
COMM 2015-CCRE25	COMM 2015-CCRE26
COMM 2016-CCRE28	COMM 2016-CCRE28
GS 2015-GC34	BBCCRE TRUST 2015-GTP
COMM 2015-LC23	Citigroup 2016-C1
CFCRE 2016-C3	CFCRE 2016-C4
SG 2016-C5	CFCRE 2016-C6
UBS 2017-C6	UBS 2017-C7
CFCRE 2017 C8	UBS 2018-C10
BBCMS 2018-C2	CFCRE 2019 L3
UBS 2019 C18

8 Spring House Innovation Park
NEWMARK(logo)	Suite 200
Lower Gwynedd, PA 19002
nmrk.com